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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 21, 2001
                        (Date of earliest event reported)


                              INCYTE GENOMICS, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                       0-27488                  94-3136539
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)


                 3160 Porter Drive, Palo Alto, California 94304
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (650) 855-0555

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Item 5.   Other Events.
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On December 21, 2001, Incyte Genomics, Inc. ("Incyte") agreed to settle the following existing patent infringement litigation with Affymetrix, Inc.:
Affymetrix, Inc. v. Synteni, Inc. and Incyte Pharmaceuticals, Inc., Case Nos. C 99-21164 JF and C 99-21165 JF (N.D. Cal.); Incyte Genomics, Inc. v. Affymetrix, Inc., Case No. C 01-20065 JF (N.D. Cal.); and the Incyte Opposition to Affymetrix's European Patent No. EP 0 619 321. The first lawsuit involved several of Affymetrix's microarray-related patents (U.S. Patent Nos. 5,445,934, 5,744,305 and 5,800,992). The second lawsuit involved Incyte's RNA amplification patents (U.S. Patent Nos. 5,716,785 and 5,891,636) and two additional microarray-related patents held by Affymetrix (U.S. Patent Nos. 5,871,928 and 6,040,193). As a part of the settlement, the companies have agreed to certain non-exclusive, royalty-bearing licenses and an internal use license under their respective intellectual property portfolios. This settlement does not include Incyte's appeal before the United States District Court for the Northern District of California seeking de novo review of the Board of Patent Appeals and Interferences' decision relating to patent applications licensed by Incyte from Stanford University. There can be no assurances as to the outcome of such an appeal.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  December 28, 2001.

                                    INCYTE GENOMICS, INC.



                                    By           /s/ Lee Bendekgey
                                       -----------------------------------------
                                                     Lee Bendekgey
                                              Executive Vice President and
                                                    General Counsel

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